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                                                                Exhibit (n)(iii)

April 26, 2005

Metropolitan Life Separate Account UL
Metropolitan Life Insurance Company
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 for Equity Options, issued through Metropolitan Life Separate Account UL (File No. 333-40161).

                                             Very truly yours,


                                             /s/ Marie C. Swift
                                             -----------------------------------
                                             Marie C. Swift
                                             Associate General Counsel